UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2016

PGT, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-52059	20-0634715
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1070 Technology Drive
North Venice, Florida 34275
(941) 480-1600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

On February 16, 2016, PGT, Inc. (“PGTI”), through its wholly-owned subsidiary PGT Industries, Inc. (“PGT”), completed the purchase (the “Acquisition”) of all of the issued and outstanding shares of the common stock of WinDoor Incorporated, a Florida corporation (“WinDoor”), par value $.01 per share, and all of the issued and outstanding membership units of LTE, LLC, a Florida limited liability company (“LTE”, and together with WinDoor, the “Acquired Companies”), in accordance with the terms and conditions of that certain Stock Purchase Agreement, dated November 25, 2015, (the “Purchase Agreement”) by and among PGT, the Acquired Companies, R. Frank Lukens, Jr. Revocable Trust, solely in its capacity as the representative of the equity holders of the Acquired Companies (the “Representative”) and the sellers identified on the signature pages thereto (the “Sellers”).  As a result of the Acquisition, the Acquired Companies became wholly-owned subsidiaries of PGT.

Item 1.01 Entry Into A Material Definitive Agreement.

On February 16, 2016, PGTI entered into a Credit Agreement (the “Credit Agreement”), by and among PGTI, the lending institutions identified in the Credit Agreement, and Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent.  The Credit Agreement establishes new senior secured credit facilities in an aggregate amount of $310.0 million, consisting of a $270.0 million Tranche B term loan facility maturing in six years that will amortize on a basis of 1.00% annually during the six-year term, and a $40.0 million revolving credit facility maturing in five years that includes a swing line facility and a letter of credit facility. PGTI’s obligations under the Credit Agreement are secured by substantially all of its and its direct and indirect subsidiaries’ assets.

Interest on all loans under the Credit Agreement is payable either quarterly or at the expiration of any LIBOR interest period applicable thereto.  Borrowings under the term loans and the revolving credit facility accrue interest at a rate equal to, at our option, a base rate (with a floor of 200 basis points in respect of the term loan) or LIBOR (with a floor of 100 basis points in respect of the term loan) plus an applicable margin.  The applicable margin is 575 basis points in the case of LIBOR and 475 basis points in the case of the base rate.  We will pay quarterly fees on the unused portion of the revolving credit facility equal to 50 basis points per annum as well as a quarterly letter of credit fee at 575 basis points per annum on the face amount of any outstanding letters of credit.

The Credit Agreement contains a springing financial covenant, if PGTI draws in excess of twenty percent (20%) of the revolving facility, which requires us to maintain a maximum total net leverage ratio (based on the ratio of total debt for borrowed money to trailing EBITDA, each as defined in the Credit Agreement), and will be tested quarterly based on the last four fiscal quarters and is set at levels as described in the Credit Agreement.

The Credit Agreement also contains a number of affirmative and restrictive covenants, including limitations on the incurrence of additional debt, liens on property, acquisitions and investments, loans and guarantees, mergers, consolidations, liquidations and dissolutions, asset sales, dividends and other payments in respect of our capital stock, prepayments of certain debt and transactions with affiliates.  The Credit Agreement also contains customary events of default.  Upon the occurrence of an event of default, the amounts outstanding under the Credit Agreement may be accelerated and may become immediately due and payable.

The foregoing description of the Credit Agreement is not complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, a copy of which is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On February 16, 2016, in connection with the Acquisition, PGTI terminated its Credit Agreement (the “Existing Credit Agreement”), dated as of September 22, 2014, by and among PGTI, the lending institutions identified in the Existing Credit Agreement, and Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent.  A portion of the proceeds from the Credit Agreement were used to repay all amounts outstanding under the Existing Credit Agreement and pay related fees and expenses.  There were no penalties associated with the termination of the Existing Credit Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 16, 2016, PGT completed the Acquisition in accordance with the terms of the Purchase Agreement.  As a result of the Acquisition, the Acquired Companies became wholly-owned subsidiaries of PGT.  Under the terms of the Purchase Agreement, at the effective time of the Acquisition, PGT paid to all holders of outstanding shares of common stock of WinDoor and membership units of LTE an aggregate consideration of $100.3 million in cash, adjusted with respect working capital, cash, indebtedness and unpaid transaction expenses of the Acquired Companies as of the closing date of the Acquisition. The Sellers may also earn a potential one-time payment of up to $3 million based upon the Acquired Companies’ 2016 financial performance.

The foregoing description of the Purchase Agreement is not complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which was attached as Exhibit 2.1 to PGTI’s Current Report on Form 8-K filed with the SEC on November 30, 2015, the terms of which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure in Item 1.01 of this Current Report is incorporated herein by reference.

Item 8.01 Other Events

On February 16, 2016, PGTI issued a press release announcing the completion of the Acquisition.  A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements required by this item are not being filed with this Current Report.  Such financial statements will be filed as an amendment to this Current Report no later than 71 calendar days after the deadline for filing this Current Report, as prescribed by paragraph (a)(4) of Item 9.01.

(b)	Pro Forma Financial Information.

The pro forma financial information required by this item are not being filed with this Current Report.  Such pro forma financial information will be filed as an amendment to this Current Report no later than 71 days after the deadline for filing this Current Report, as prescribed by paragraph (b)(2) of Item 9.01.

(d)	Exhibits

The Exhibit Index attached to this Current Report is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2016	PGT, INC.

	By:	/s/ Mario Ferrucci III
		Name:	Mario Ferrucci III
		Title:	Vice President, General Counsel, and Secretary

[Missing Graphic Reference]

EXHIBIT INDEX

Exhibit No.	Description

2.1
Stock Purchase Agreement, dated November 25, 2015, among PGT, the Acquired Companies, the Representative and the Sellers identified on the signature pages thereto (Incorporated by reference to Exhibit 2.1 to PGTI’s current report on Form 8-K filed with the SEC on November 30, 2015).

10.1
Credit Agreement, dated February 16, 2016, among PGTI, the lending institutions from time to time party thereto, and Deutsche Bank AG New York Branch, as Letter of Credit Issuer, Swing Line Lender, Administrative Agent and Collateral Agent. All exhibits and schedules to the Credit Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish the omitted exhibits and schedules to the SEC upon request by the SEC.

99	Press Release dated February 16, 2016